Exhibit 99.2

 NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:

Robert C. Turnham, President

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM CORPORATION ANNOUNCES 2017 PRELIMINARY

CAPITAL EXPENDITURE BUDGET

HOUSTON, Texas, December 20, 2016 – Goodrich Petroleum Corporation (OTCQX: GDPP) (“Goodrich Petroleum” or the “Company”) today announced that its Board of Directors has approved a preliminary capital expenditure budget for 2017 of $40 million, which will be concentrated in the core of the Haynesville Shale play in North Louisiana. The Company’s budget, which will be monitored quarterly and subject to change, contemplates 12-16 gross (3-4 net) wells utilizing new completion techniques that are generating superior results.

About Goodrich Petroleum Corporation

Goodrich Petroleum is an independent oil and gas exploration and production company headquartered in Houston, Texas, with assets in the Haynesville Shale, Eagle Ford Shale and Tuscaloosa Marine Shale. For more information, visit the Company’s website at www.goodrichpetroleum.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this news release regarding future expectations and plans for future activities may be regarded as “forward-looking statements.” Such forward-looking statements are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other subsequent filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494